UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 14, 2021, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with QH RE Asset Company LLC, a limited liability company established in the Qatar Financial Centre (“QFC”), and DIC Holding II LLC, a limited liability company established in QFC, each wholly owned by a governmental authority of the state of Qatar (“Existing Holders”), pursuant to which, the Company issued 6,770,393 shares of the Company’s 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock”) with a liquidation preference of $25.00 per share, in exchange for 6,770,393 shares of the Company’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) with a liquidation preference of $25.00 per share (the “Exchange”). Following completion of the Exchange on July 15, 2021, the Company had 6,770,393 shares of its Series B-1 Preferred Stock and no shares of its Series B Preferred Stock outstanding.

The issuance of the shares of the Series B-1 Preferred Stock to the Existing Holders in exchange for the shares of the Series B Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9), as the Series B-1 Preferred Stock was exchanged by the Company with the Existing Holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

The Existing Holders are entitled to the benefits of a registration rights agreement with respect to the Series B-1 Preferred Stock (the “Registration Rights Agreement”), by and between the Company, on the one hand, and the Existing Holders, on the other hand, dated July 14, 2021, which will require the Company to, among other things, use commercially reasonable efforts to file with the Securities and Exchange Commission on or before the date that is 180 days after the date of the Exchange Agreement, a resale shelf registration statement providing for the resale of the Series B-1 Preferred Stock.

The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

On July 14, 2021, the Company filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) Articles Supplementary (the “Articles Supplementary”) to its charter, classifying and designating 6,770,393 shares of its authorized capital stock as shares of the Series B-1 Preferred Stock. A description of the material terms of the Series B-1 Preferred Stock, as contained within the Articles Supplementary, is set forth below. Capitalized terms not defined herein shall have the meaning set forth in the Articles Supplementary.

Securities	6,770,393 shares of 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share. So long as any shares of Series B-1 Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B-1 Preferred Stock is required to issue additional shares of Series B-1 Preferred Stock.

Dividends	Holders of the Series B-1 Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 7.25% per annum of the $25.00 liquidation preference per share of Series B-1 Preferred Stock (equivalent to an annual amount of $1.8125 per share of Series B-1 Preferred Stock). Dividends on the Series B-1 Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend on the Series B-1 Preferred Stock is payable on October 15, 2021.

No Maturity	The Series B-1 Preferred Stock has no stated maturity date and, except as set forth below under “Change of Control Redemption,” the Company is not required to repurchase or redeem the Series B-1 Preferred Stock. Accordingly, shares of Series B-1 Preferred Stock will remain outstanding indefinitely, unless the Company decides to redeem them or, under certain circumstances where a “Change of Control” has occurred, as described under “Change of Control” below. The Company is not required to set aside funds to redeem the Series B-1 Preferred Stock.

Ranking	The Series B-1 Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Company’s common stock and any other class or series of junior stock the Company may authorize or issue in the future, if any, (b) on parity with any class or series of stock the Company may issue in the future that, pursuant to the terms thereof, ranks on parity with the Series B-1 Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Company and (c) junior to any class or series of stock the Company may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series B-1 Preferred Stock as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company.

Optional Redemption

Except in instances relating to preservation of the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes, the Company may not voluntarily redeem the Series B-1 Preferred Stock prior to July 15, 2026. On and after July 15, 2026, the Company may, at its option, redeem the Series B-1 Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (unless the applicable redemption date is after the record date fixed for a Series B-1 Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). Any partial redemption will be selected pro rata or by any other equitable method the Company may choose acting reasonably.

To the extent that the Company has exercised its optional redemption right relating to the Series B-1 Preferred Stock before the applicable conversion date, holders of Series B-1 Preferred Stock will not be permitted to exercise the conversion right described below in respect of any shares called for redemption.

Change of Control Redemption

Upon the occurrence of a Change of Control (as defined below), the Company will be obligated to redeem the Series B-1 Preferred Stock in whole if the holders of a majority of the shares of Series B-1 Preferred Stock outstanding on the date of the Change of Control elect to cause the Company to redeem the outstanding shares of Series B-1 Preferred Stock, subject to any shares that may be converted as described in “Conversion Rights” below, as soon as practicable and in any event within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date (unless such redemption date is after the record date fixed for a Series B-1 Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price).

A “Change of Control” is when the following have occurred:

(a) (1) the acquisition by any person, including any syndicate or group deemed to be a “person” under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s capital stock entitling that person to exercise more than 50% of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2) following the closing of any transaction referred to in (a)(1) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depository Receipts representing such common securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT” or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ (an “Ownership Change of Control”); or

(b) if ACREFI Management, LLC or an affiliate of Apollo Global Management, LLC is no longer the external manager of the Company.

Conversion Rights

Upon the occurrence of an Ownership Change of Control, each holder of Series B-1 Preferred Stock will have the right to convert some or all of such holder’s Series B-1 Preferred Stock into a number of shares of the Company’s common stock, per share of Series B-1 Preferred Stock, equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the date fixed for conversion (unless the conversion date is after the record date fixed for a Series B-1 Preferred Stock dividend and prior to the corresponding Series B-1 Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); provided, however, that in no event will the total number of shares of the Company’s common stock to be issued upon conversion (when taken together with any common stock purchased by the Purchaser (as defined in that certain Purchase Agreement by and between the Company and the Purchaser, dated September 18, 2015)) exceed the number of shares that would be permitted to be issued to the Purchaser upon conversion of the Series B-1 Preferred Stock in the absence of a stockholder vote taken in advance of the issuance of the Series B-1 Preferred Stock under Item 312.00 of the Listed Company Manual of the NYSE, as reasonably determined by the Company’s Board of Directors or a committee thereof (such limitation is referred to the “NYSE Conversion Limitation”).

The “Common Stock Price” will be:

(i) if the consideration to be received in connection with the transaction that resulted in the Ownership Change of Control by holders of the Common Stock is solely cash, the amount of cash consideration per share of Common Stock;

(ii) if the consideration to be received in the Ownership Change of Control by holders of Common Stock is other than solely cash, including cash, other securities or other property or assets (or any combination thereof), a holder of Series B-1 Preferred Stock shall be entitled to receive upon conversion of such shares of Series B-1 Preferred Stock the average of the closing prices per share of Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Ownership Change of Control; and

(iii) if there is not a readily determinable closing price for the Common Stock or other consideration, the fair market value of the common stock or such other consideration, as determined in good faith by the Board of Directors or a committee thereof (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to an Ownership Change of Control, shall be referred to herein as the “Conversion Consideration”).

If, upon the occurrence of an Ownership Change of Control, a holder of Series B-1 Preferred Stock exercises such holder’s right to convert some or all of such holder’s Series B-1 Preferred Stock into the Company’s common stock, but the NYSE Conversion Limitation operates to limit the number of shares of the Company’s common stock that the Company may issue to any such holder upon such conversion, the Series B-1 Preferred Stock that may be converted in accordance with the NYSE Conversion Limitation shall be so converted into shares of the Company’s common stock in accordance with Articles Supplementary for the Series B-1 Preferred Stock, while the balance of such shares of Series B-1 Preferred Stock shall be redeemed for cash at a redemption price equal to the price that would be paid if such remaining shares of Series B-1 Preferred Stock were redeemed as set forth under “Change of Control Redemption.”

If the Company has provided an optional redemption notice with respect to some or all of the Series B-1 Preferred Stock, holders of any Series B-1 Preferred Stock that the Company has called for redemption pursuant to its optional redemption right will not be permitted to exercise their conversion right in respect of any of their shares of Series B-1 Preferred Stock that have been called for redemption, and any share of Series B-1 Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the conversion date.

Liquidation Preference	If the Company liquidates, dissolves or winds up, holders of the Series B-1 Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of the Company’s common stock or other junior securities.

Voting Rights

Holders of the Series B-1 Preferred Stock will generally have no voting rights. However, if dividends on the Series B-1 Preferred Stock are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of the Series B-1 Preferred Stock (and the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable (voting together as a single class)) will have the right to elect two directors until the Company pays (or declares and sets aside for payment) all dividends that are then in arrears. In addition, so long as any shares of Series B-1 Preferred Stock are outstanding, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Series B-1 Preferred Stock (and the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable (voting together as a single class)) is required for the Company to authorize, create or increase the authorized number of any class or series of senior equity securities or, subject to certain exceptions, to amend its charter (including the Articles Supplementary) in a manner that materially and adversely affects the rights of the Series B-1 Preferred Stock.

So long as any shares of Series B-1 Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B-1 Preferred Stock is required to issue additional shares of Series B-1 Preferred Stock.

So long as (i) any shares of Series B-1 Preferred Stock remain outstanding and (ii) at least two-thirds of the outstanding shares of Series B-1 Preferred Stock are held by the Existing Holders or their affiliates, the holders of shares of Series B-1 Preferred Stock will have the exclusive right to vote on any amendment to the charter of the Company (the “Charter”) on which holders of Series B-1 Preferred Stock are entitled to vote pursuant to Section 6(d) of the Articles Supplementary and that would alter only the contract rights, as expressly set forth in the Charter, of the Series B-1 Preferred Stock, and the holders of any other class(es) or series of stock of the Company will not be entitled to vote on such an amendment.

The preceding description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2021, the Company filed Articles Supplementary with the SDAT designating the preferences, conversion and other rights, voting powers, restrictions, limitations on dividends and other distributions, qualifications and terms and conditions of redemption of the Series B-1 Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the preferences, conversion and other rights, voting powers, restrictions, limitations on dividends and other distributions, qualifications and terms and conditions of redemption of the Series B-1 Preferred Stock, is incorporated herein by reference. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock

10.1	Registration Rights Agreement with respect to Apollo Commercial Real Estate Finance, Inc.’s 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock dated July 14, 2021 by and between Apollo Commercial Real Estate Finance, Inc., QH RE Asset Company LLC and DIC Holding II LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
	Name:	Stuart A. Rothstein
	Title:	President and Chief Executive Officer

Date: July 20, 2021